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                                                                  Exhibit 99.1

[ZOLTEK logo]

FOR IMMEDIATE RELEASE
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                       ZOLTEK REPORTS FOURTH QUARTER AND
                       ---------------------------------
                         FISCAL 2010 YEAR-END RESULTS
                         ----------------------------

         ST. LOUIS, MISSOURI -- NOVEMBER 29, 2010 -- Zoltek Companies, Inc. (Nasdaq: ZOLT) today reported results for the fourth quarter and full fiscal year ended September 30, 2010.
         For the fourth quarter of fiscal 2010, Zoltek reported net sales of $31.1 million, which compared to $33.8 million in the fourth quarter of fiscal 2009, a decrease of 8%. Zoltek reported an operating loss of $1.9 million for the latest quarter, included the negative effect of $2.3 million in available unused capacity costs. In the fourth quarter of the previous fiscal year, Zoltek reported an operating loss of $1.9 million and $3.0 in available unused capacity costs.
         For fiscal 2010 as a whole, Zoltek's net sales were $128.5 million, compared to $138.8 million in fiscal 2009, a decrease of 7.4%. Zoltek reported an operating loss of $10.6 million for the year just ended, compared to operating income of $3.4 million in fiscal 2009. Zoltek also reported net cash provided by operating activities of $22.0 million in fiscal 2010, up from $15.2 million in fiscal 2009, an increase of 44.7%.
         "During the past year, our largest customer in the wind energy business decided to close several wind turbine plants in Europe and to shift productive capacity to new locations in the United States and Asia. That led to a temporary decline in our sales to this customer for the fourth quarter and fiscal 2010 as a whole. Although our revenue declined, measured in tons rather than dollars, Zoltek's shipments of carbon fibers actually increased by 9% in fiscal 2010 compared to fiscal 2009," Zsolt Rumy, Zoltek's Chairman and Chief Executive Officer, said. "We also have come through an extremely difficult period in world markets in good financial condition - with a strong positive cash flow and with near zero long-term debt."
         "The decline in our reported net sales reflected unfavorable currency fluctuations, but more importantly lower selling prices due to irrational pricing conditions in the carbon fiber industry. Nevertheless, we are disappointed that we didn't bounce back with strongly improved sales in fiscal 2010 as we expected at the beginning of the year. We have strengthened our global marketing activities, expanded our customer base and enhanced our product technology and product line offering during fiscal 2010 and we are confident that we are positioned to capitalize on identified growth opportunities in fiscal 2011," Rumy said.
          "Using Zoltek carbon fibers, Vestas, our biggest customer, took an early lead in the design and build of the world's largest and most efficient wind turbines. Over the past two years, there has been a great deal of progress in China, India and other places as high-tech companies in those countries have moved in the same direction of larger and more efficient wind turbines. Wind energy is continuing to go global and entering a new phase of rapid growth. We believe that Zoltek's Panex(R) carbon fibers are a key enabling technology for the cutting-edge segment of the market," Rumy said.



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[ZOLTEK logo]

Zoltek Reports Fourth Quarter And Fiscal 2010 Year-End Results
Page 2
November 29, 2010

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         While Zoltek's sales are benefiting from new applications and existing markets are growing, our highest and most immediate potential is in the wind power generating application. We produce the significant majority of the high-performance commercial carbon fibers used in the superlong blades that power the most advanced wind turbines. A new generation of carbon fiber-enabled wind turbines is replacing the older generation technology that relied on shorter blades reinforced with glass fibers. For all these reasons, we are convinced that Zoltek is on the threshold of a new era of accelerated growth.
         Zoltek will host a conference call to review fourth quarter and fiscal year-end 2010 results and answer questions on Tuesday, November 30, 2010, at 10:00 am CT. The conference dial-in number is (888) 299-7208. The confirmation code is 3544027. Individuals who wish to participate should dial in 5 to 10 minutes prior to the scheduled start time. This conference call will also be webcast on Zoltek's website - www.zoltek.com - under "Investor Relations - Events & Presentations." The webcast replay will be available on the website several hours after the call.

                       FOR FURTHER INFORMATION CONTACT:
                         ZSOLT RUMY, CHAIRMAN AND CEO
                              3101 MCKELVEY ROAD
                              ST. LOUIS, MO 63044
                                (314) 291-5110

This press release contains certain statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words "expect," "believe," "goal," "plan," "intend," "estimate," and similar expressions and variations thereof are intended to specifically identify forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of us, our directors and officers with respect to, among other things: (1) our financial prospects; (2) our growth strategy and operating strategy, including our focus on facilitating acceleration of the introduction and development of mass market applications for carbon fibers; and (3) our current and expected future revenue.

This press release also contains statements that are based on the current expectations of our company. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. The factors that might cause such differences include, among others, our ability to: (1) successfully adapt to recessionary conditions in the global economy and substantial volatility in order rates from our wind energy customers; (2) penetrate existing, identified and emerging markets, including entering into new supply agreements with large volume customers; (3) continue to improve efficiency at our manufacturing facilities on a timely and cost-effective basis to meet current order levels of carbon fibers; (4) successfully add new planned capacity for the production of carbon fiber and precursor raw materials and meet our obligations under long-term supply agreements; (5) operate profitably; (6) increase or maintain our borrowing at acceptable costs; (7) manage changes in customers' forecasted requirements for our products; (8) continue investing in application and market development for a range of applications; (9) manufacture low-cost carbon fibers and profitably market them despite fluctuations in raw material and energy costs; (10) successfully operate our Mexican facility to produce acrylic fiber precursor and carbon fibers; (11) successfully continue operations at our Hungarian facility if natural gas supply disruptions occur; (12) successfully prosecute patent litigation; (13) successfully facilitate adoption of our carbon fibers by the auto industry for use in high-volume applications; and (14) manage the risks identified under "Risk Factors" in our filings with the SEC. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements.